Exhibit 23
Consent of Independent Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements listed below, of our report on the financial statements and supplemental schedules of Comerica Incorporated Preferred Savings Plan dated May 30, 2007 included in this Annual Report on Form 11-K for the year ended December 31, 2006:
          Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991
          Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992
          Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992
          Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992
          Registration Statement No. 333-00839 on Form S-8 dated February 9, 1996
          Registration Statement No. 333-24567 on Form S-8 dated April 4, 1997
          Registration Statement No. 333-50966 on Form S-8 dated November 30, 2000
          Registration Statement No. 333-136053 on Form S-8 dated July 26, 2006
/s/ Ernst & Young LLP
Detroit, Michigan
May 30, 2007